Exhibit 99.1

FOR IMMEDIATE RELEASE

John C. Roman

President and Chief Executive Officer

Naugatuck Valley Financial Corporation

(203) 720-5000

John H. Howland

President and Chief Operating Officer

Southern Connecticut Bancorp, Inc.

(203) 782-1100

Naugatuck Valley Financial Corporation and

Southern Connecticut Bancorp, Inc. Amend Acquisition Agreement

Naugatuck and New Haven, Connecticut – September 17, 2010. Naugatuck Valley Financial Corporation (“NVFC”) (Nasdaq: NVSL), the holding company for Naugatuck Valley Savings and Loan (“NVSL”), and Southern Connecticut Bancorp, Inc. (“SCBI”) (Amex: SSE), the holding company for Bank of Southern Connecticut, announced today that they have amended certain terms of their Agreement and Plan of Merger dated as of February 22, 2010, providing for NVFC’s acquisition of SCBI.

Completion of the proposed acquisition is subject to and is expected to close immediately following the completion of the previously announced “second step conversion” of NVFC’s mutual holding company parent (Naugatuck Valley Mutual Holding Company) from a mutual holding company to a stock holding company.

Under the amended agreement, SCBI shareholders will be entitled to receive $6.75 per share of SCBI common stock owned. SCBI shareholders will be able to elect to receive cash, shares of common stock of Naugatuck Valley Financial Corporation, a newly chartered Maryland corporation (“New NVFC”), or a combination of cash and common stock of New NVFC, subject to, if necessary, the allocation and proration procedures outlined in the merger agreement to assure that 60% of SCBI’s outstanding shares are exchanged for New NVFC common stock and the remainder are exchanged for cash. The exchange ratio for determining the number of shares of New NVFC common stock to be exchanged for each share of SCBI common stock will equal 0.6750 ($6.75 divided by $10.00, the initial offering price per share currently established for New NVFC’s common stock in the second step conversion offering). Cash will be paid in lieu of fractional shares. SCBI stockholders who elect to receive stock are not expected to be subject to federal income tax on their receipt of New NVFC common stock.

The parties have agreed to amend the pricing terms in light of changed circumstances, particularly weakened stock market conditions, since the date of the original agreement. NVFC and SCBI are committed to completing the acquisition transaction, and believe that the amended pricing terms will benefit the pro forma financial metrics of the combined company and the combined bank, including its pro forma capital levels, and that the amended agreement is in the best interests of SCBI and NVFC and their respective stockholders.

The amended agreement also provides that Elmer F. Laydon, SCBI’s Chairman of the Board, and Alphonse F. Spadaro, Jr., SCBI’s Vice Chairman of the Board, will be invited to join the boards of directors of New NVFC and NVSL at closing for a three-year term. In addition, the amended agreement extends the deadline for closing the transaction until March 30, 2011, and amends the conditions under which NVFC would be obligated to pay a termination fee to SCBI.

In addition to the completion of the second step conversion, the acquisition is contingent on the receipt of regulatory approval, the approval of NVFC’s and SCBI’s respective stockholders and other customary conditions. The acquisition is expected to be completed in the fourth calendar quarter of 2010 or in early 2011.

About the Companies

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. Headquartered in Naugatuck, Connecticut, NVSL operates nine branch offices in Southwestern Connecticut. NVSL is a community-oriented institution dedicated to serving the financial service needs of consumers and businesses in its market area. At June 30, 2010, NVFC had total assets of approximately $565.2 million.

Southern Connecticut Bancorp, Inc. is the holding company for The Bank of Southern Connecticut. Headquartered in New Haven, Connecticut, the Bank operates two banking offices in New Haven and one each in Branford and North Haven, Connecticut. At June 30, 2010, SSE had total assets of approximately $160.1 million.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements are inherently subject to numerous risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The following factors, among others, could cause the actual results to differ materially from the expectations stated in this news release: Naugatuck Valley Mutual Holding Company’s ability to complete the conversion; New NVFC’s ability to successfully integrate the operations of SCBI following the acquisition, including the retention of key personnel; New NVFC’s ability to realize fully the expected cost savings and revenues on a timely basis; an increase in competitive pressures on depository institutions; greater than expected operating costs, customer losses and business disruption following the acquisition; a failure to obtain governmental approvals of the acquisition or the conversion or the imposition of adverse regulatory conditions in connection with such approvals; the failure of SCBI’s and NVFC’s shareholders to approve the acquisition; and the failure of NVSL’s depositors or NVFC’s stockholders to approve the conversion.

Factors that could have a material adverse effect on the operations of NVFC and/or SCBI and their respective subsidiaries include, but are not limited to: changes in general economic conditions, interest rates, deposit flows, loan demand, real estate values, competition, and the demand for financial services and loan, deposit, and investment products in any of the companies’ local markets; changes in the quality or composition of any of the companies’ loan or investment portfolios; inability to successfully carry out marketing and/or expansion plans; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting any of the companies’ operations, pricing, and services.

Neither NVFC nor SCBI undertake any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

New NVFC will file an amended registration statement with the Securities and Exchange Commission (“SEC”) that includes a prospectus/proxy statement, and other relevant documents, concerning the proposed merger. Stockholders are urged to read the amended registration statement and the prospectus/proxy statement when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the prospectus/proxy statement, as well as other filings containing information about NVFC, at the SEC’s Internet site (www.sec.gov).

SCBI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SCBI in connection with the proposed merger. Information about the directors and executive officers of SCBI and their ownership of SCBI common stock is set forth in the proxy statement, dated April 29, 2010, for SCBI’s annual meeting of shareholders held on June 15, 2010, and is available from SCBI by writing John H. Howland, 215 Church Street, New Haven, Connecticut 06510. Additional information regarding the interests of these participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger when it becomes available.

NVFC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NVFC in connection with the proposed second step conversion and the merger. Information about the directors and executive officers of NVFC and their ownership of NVFC common stock is set forth in the proxy statement, dated April 30, 2010, for NVFC’s annual meeting of stockholders held on May 28, 2010, and is available from NVFC by writing John C. Roman, 333 Church Street, Naugatuck, Connecticut 06770. Additional information regarding the interests of these participants may be obtained by reading the prospectus/proxy statement regarding the proposed second step conversion and the merger when it becomes available.

The proposed stock offering by New NVFC will be made only by means of a prospectus in accordance with the Securities Act of 1933, as amended, and all applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The shares of New NVFC common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.